ABRAXAS PETROLEUM CORPORATION
www.abraxaspetroleum.com
PETROLEUM CORPORATION
www.abraxaspetroleum.com

Exhibit 99.1
NEWS RELEASE

Abraxas Announces 2013 Results

SAN ANTONIO (March 12, 2014) – Abraxas Petroleum Corporation (NASDAQ:AXAS) today reported financial and operating results for the three and twelve months ended December 31, 2013.

Financial and Operating Results for the Three Months Ended December 31, 2013
The three months ended December 31, 2013 resulted in:

•	Production of 376 MBoe (4,084 Boepd)

•	Revenue of $22.5 million

•	Adjusted EBITDA(a) of $8.2 million inclusive of Raven Drilling

•	Adjusted discretionary cash flow(a) of $7.3 million inclusive of Raven Drilling

•	Net income of $27.0 million, or $0.29 per share

•	Adjusted net loss(a), excluding certain non-cash items and inclusive of Raven Drilling of $2.3 million, or $0.03 per share

(a)	See reconciliation of non-GAAP financial measures below.

Net income for the three months ended December 31, 2013 was $27.0 million, or $0.29 per share, compared to a net loss of $11.9 million, or $0.13 per share, for the three months ended December 31, 2012.

Adjusted net loss, excluding certain non-cash items and a gain on the sale of Wycross Properties of $33.4 million, for the three months ended December 31, 2013 was $2.3 million, or $0.03 per share, compared to an adjusted net loss, excluding certain non-cash items, of $3.2 million or $0.03 per share for the three months ended December 31, 2012. For the three months ended December 31, 2013 and 2012, adjusted net income (loss) excludes the unrealized gain (loss) on derivative contracts of $0.2 million and ($1.5) million, respectively. Also excluded is a full cost impairment on Canadian assets of $3.9 million and $6.7 million for the quarters ended December 31, 2013 and December 31, 2012, respectively. Included in adjusted net income for the quarters ended December 31, 2013 and December 31, 2012 is the net income from our subsidiary, Raven Drilling, LLC of $0.3 million and $0.5 million, respectively.

Financial and Operating Results for the Twelve Months Ended December 31, 2013
The twelve months ended December 31, 2013 resulted in:

•	Production of 1.6 MMBoe (4,298 Boepd)

•	Revenue of $94.3 million

•	Adjusted EBITDA(a) of $49.6 million inclusive of Raven Drilling

•	Adjusted discretionary cash flow(a) of $45.3 million inclusive of Raven Drilling

•	Net income of $38.6 million, or $0.42 per share

•	Adjusted net income(a), excluding certain non-cash items and inclusive of Raven Drilling of $11.5 million, or $0.12 per share

(a)	See reconciliation of non-GAAP financial measures below.

Net income for the twelve months ended December 31, 2013 was $38.6 million, or $0.42 per share, compared to a net loss of $18.8 million, or $0.20 per share, for the twelve months ended December 31, 2012.

Adjusted net income, excluding certain non-cash items and a gain on the sale of Wycross Properties of $33.4 million, for the twelve months ended December 31, 2013 was $11.5 million, or $0.12 per share, compared to an adjusted net income, excluding certain non-cash items, of $0.4 million or $0.01 per share for the twelve months ended December 31, 2012. For the twelve months ended December 31, 2013 and 2012, adjusted net income (loss) excludes the unrealized gain on derivative contracts of $2.6 million and $2.7 million, respectively. Also excluded

18803 Meisner Drive
San Antonio, Texas 78258
Phone: 210.490.4788 Fax: 210.918.6675

is a full cost impairment on Canadian assets of $6.0 million and $19.8 million for the years ended December 31, 2013 and December 31, 2012, respectively. Included in adjusted net income for the years ended December 31, 2013 and December 31, 2012 is the net income from our subsidiary, Raven Drilling, LLC of $2.7 million and $2.1 million, respectively.

Pursuant to SEC regulation S-X, no income is recognized for Raven Drilling, LLC. Contractual drilling services performed in connection with properties in which Abraxas holds an ownership interest cannot be recognized as income, rather it is credited to the full cost pool and recognized through lower amortization as reserves are produced.

Unrealized gains or losses on derivative contracts are based on mark-to-market valuations which are non-cash in nature and may fluctuate drastically from period to period. As commodity prices fluctuate, these derivative contracts are valued against current market prices at the end of each reporting period in accordance with Accounting Standards Codification 815, “Derivatives and Hedging,” as amended and interpreted, and require Abraxas to either record an unrealized gain or loss based on the calculated value difference from the previous period-end valuation. For example, NYMEX oil prices on December 31, 2012 were $91.82 per barrel compared to $98.42 on December 31, 2013; therefore, the mark-to-market valuation changed considerably period to period.

Comments
Bob Watson, Abraxas’ President and CEO commented, “2013 was clearly a tremendous year for Abraxas financially.   The divestiture of numerous non-core assets and focus exclusively on oil development led to a considerable improvement in the company’s leverage profile.   In fact, Abraxas exited 2013 with the lowest Debt/EBITDA in the Company’s history.   Impressively, despite divesting over nine million barrels of reserves and approximately 1,000 Boepd of production(1) over the course of 2013, we were still able to grow reserves and production 3% and 9%, respectively.   Furthermore, inclusive of a very substantial non-recurring LOE charge in the fourth quarter, the Company’s focus on developing high margin oil barrels while divesting non-core high LOE barrels led to a substantial improvement in the Company’s total net back by over 79% (2).   As we move forward into 2014, our focus remains on returns oriented growth and maintaining our pristine balance sheet.  We are well positioned to execute on both fronts."

(1)	Management estimate of barrels of equivalent sold on the effective date of each transaction

(2)	Netback measured as Gross Revenue - LOE - Production Taxes - Cash G&A - Interest. 2013 Netback = $29.13, 2012 Netback = $16.29.

Conference Call
Abraxas Petroleum Corporation (NASDAQ:AXAS) will host its fourth quarter and full year 2013 earnings conference call at 11 AM ET on March 12, 2014. To participate in the conference call, please dial 888.679.8018 and enter the passcode 19459723. Additionally, a live listen only webcast of the conference call can be accessed under the investor relations section of the Abraxas website at www.abraxaspetroleum.com. A replay of the conference call will be available until April 12, 2014 by dialing 888.286.8010 and entering the passcode 38707264 or can be accessed under the investor relations section of the Abraxas website.

Abraxas Petroleum Corporation is a San Antonio based crude oil and natural gas exploration and production company with operations across the Rocky Mountain, Permian Basin and onshore Gulf Coast regions of the United States and in the province of Alberta, Canada.

Safe Harbor for forward-looking statements: Statements in this release looking forward in time involve known and unknown risks and uncertainties, which may cause Abraxas’ actual results in future periods to be materially different from any future performance suggested in this release. Such factors may include, but may not be necessarily limited to, changes in the prices received by Abraxas for crude oil and natural gas. In addition, Abraxas’ future crude oil and natural gas production is highly dependent upon Abraxas’ level of success in acquiring or finding additional reserves. Further, Abraxas operates in an industry sector where the value of securities is highly volatile and may be influenced by economic and other factors beyond Abraxas’ control. In the context of forward-looking information provided for in this release, reference is made to the discussion of risk factors detailed in Abraxas’ filings with the Securities and Exchange Commission during the past 12 months.

FOR MORE INFORMATION CONTACT:
Geoffrey King/Vice President – Chief Financial Officer
Telephone 210.490.4788
gking@abraxaspetroleum.com
www.abraxaspetroleum.com

ABRAXAS PETROLEUM CORPORATION
CONSOLIDATED

FINANCIAL HIGHLIGHTS

(In thousands except per share data)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012

Financial Results:
Revenues	$22,546	$19,069	$94,331	$68,573
Adjusted EBITDA(a)	8,244	6,617	49,553	32,017
Adjusted discretionary cash flow(a)	7,317	5,207	45,319	38,902
Net income (loss)	26,996	(11,867)	38,647	(18,791)
Net income (loss) per share – basic	$0.29	$(0.13)	$0.42	$(0.20)
Adjusted net income (loss), excluding certain non-cash items(a)	(2,338)	(3,174)	11,465	448
Adjusted net income (loss), excluding certain non-cash items(a), per share – basic	$(0.03)	$(0.03)	$0.12	$0.01
Weighted average shares outstanding – basic	92,502	92,148	92,451	91,914

Production:
Crude oil per day (Bopd)	2,375	1,910	2,329	1,758
Natural gas per day (Mcfpd)	7,738	11,410	9,373	11,194
Natural gas liquids per day (Bblpd)	420	335	407	303
Crude oil equivalent per day (Boepd)	4,084	4,147	4,298	3,926
Crude oil equivalent (MBoe)	376	382	1,569	1,437
Crude oil equivalent per day (Boepd) (b)	4,084	4,147	4,298	4,103
Crude oil equivalent (MBoe) (b)	376	382	1,569	1,502

Realized Prices, net of realized hedging activity:
Crude oil ($ per Bbl)	$79.25	$77.74	$85.79	$73.51
Natural gas ($ per Mcf)	$3.56	$2.90	$3.25	$4.13
Natural gas liquids ($ per Bbl)	$38.56	$35.35	$34.85	$36.57
Crude oil equivalent ($ per Boe)	$56.80	$46.66	$56.88	$47.50

Expenses:
Lease operating ($ per Boe)	$19.34	$17.49	$16.16	$17.26
Production taxes (% of oil and gas revenue)	9.0%	10.1%	9.0%	9.7%
General and administrative, excluding stock-based compensation ($ per Boe)	$12.47	$9.59	$6.86	$6.00
Cash interest ($ per Boe)	$2.27	$3.5	$2.51	$3.51
Depreciation, depletion and amortization ($ per Boe)	$18.86	$17.9	$16.98	$16.02

(a)	See reconciliation of non-GAAP financial measures below.

(b)	Includes Abraxas’ equity interest in Blue Eagle’s production which was dissolved effective August 31, 2012.

BALANCE SHEET DATA

(In thousands)	December 31, 2013	December 31, 2012

Cash	$5,205	$2,061
Working capital (a)	(38,401)	(27,391)
Property and equipment – net	180,645	212,832
Total assets	223,650	240,607

Long-term debt	41,790	124,101
Stockholders’ equity	86,906	46,700
Common shares outstanding	92,906	92,733

(a)	Excludes current maturities of long-term debt and current derivative assets and liabilities in accordance with our loan covenants.

ABRAXAS PETROLEUM CORPORATION
CONSOLIDATED
STATEMENTS OF OPERATIONS

(In thousands except per share data)	Years Ended December 31,
	2013	2012	2011

Revenues:
Oil and gas production	$94,275	$68,499	$64,615
Other	56	74	7
	94,331	68,573	64,622
Operating costs and expenses:
Lease operating	25,361	24,806	21,581
Production and ad valorem taxes	8,510	6,613	5,766
Depreciation, depletion, and amortization	26,632	23,016	16,194
Impairment	6,025	19,774	—
General and administrative (including stock-based compensation of $2,114, $2,091, and $1,987, respectively)	12,876	10,712	9,433
	79,404	84,921	52,974
Operating income (loss)	14,927	(16,348)	11,648

Other (income) expense:
Interest income	(3)	(4)	(7)
Interest expense	4,580	5,520	4,898
Amortization of deferred financing fees	1,367	937	1,762
(Gain) on sale of properties	(33,377)	—	—
Loss on derivative contracts - realized	5,035	459	676
(Gain) on derivative contracts - unrealized	(2,561)	(2,669)	(7,476)
Earnings from equity method investment	—	(2,207)	(2,187)
Other	539	97	316
	(24,420)	2,133	(2,018)
Net income (loss) before income tax	$39,347	$(18,481)	$13,666
Income tax (expense) benefit	(700)	(310)	77
Net income (loss)	$38,647	$(18,791)	$13,743

Net income (loss) per common share - basic	$0.42	$(0.20)	$0.15
Net income (loss) per common share - diluted	$0.41	$(0.20)	$0.15

Weighted average shares outstanding:
Basic	92,451	91,914	90,151
Diluted	93,538	91,914	92,244

ABRAXAS PETROLEUM CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
To fully assess Abraxas’ operating results, management believes that, although not prescribed under generally accepted accounting principles ("GAAP"), discretionary cash flow and EBITDA are appropriate measures of Abraxas' ability to satisfy capital expenditure obligations and working capital requirements. Discretionary cash flow and EBITDA are non-GAAP financial measures as defined under SEC rules. Abraxas' discretionary cash flow and EBITDA should not be considered in isolation or as a substitute for other financial measurements prepared in accordance with GAAP or as a measure of the Company's profitability or liquidity. As discretionary cash flow and EBITDA exclude some, but not all items that affect net income (loss) and may vary among companies, the discretionary cash flow and EBITDA presented below may not be comparable to similarly titled measures of other companies. Management believes that operating income (loss) calculated in accordance with GAAP is the most directly comparable measure to discretionary cash flow; therefore, operating income (loss) is utilized as the starting point for the discretionary cash flow reconciliation.
Discretionary cash flow is defined as operating income (loss) plus depreciation, depletion and amortization expenses, non-cash expenses and impairments, cash portion of other income (expense) less cash interest. Adjusted discretionary cash flow is defined as discretionary cash flow, plus gas derivative monetization and cash flow from Raven Drilling’s operations. Accounting rules do not permit the inclusion of the net income (loss) and other components of Raven Drilling’s operations to be included in our consolidated results of operations and cash flow, instead, the results of Raven Drilling’s operations are credited to the full cost pool. Accordingly, for purposes of adjusted discretionary cash flow, Raven Drilling’s cash flow is added back. The following table provides a reconciliation of discretionary cash flow and adjusted discretionary cash flow to operating income (loss) for the periods presented.

(In thousands)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Operating income (loss)	$(2,869)	$(7,190)	$14,927	$(16,348)
Depreciation, depletion and amortization	7,088	6,828	26,632	23,016
Impairment	3,889	6,707	6,025	19,774
Stock-based compensation	452	479	2,114	2,091
Realized gain (loss) on derivative contracts	(1,203)	(1,241)	(5,035)	(459)
Cash interest	(853)	(1,336)	(3,939)	(5,041)
Discretionary cash flow	$6,504	$4,247	$40,724	$23,033
Gas derivative monetization	—	—	—	12,364
Cash flow from Raven Drilling operations	813	960	4,595	3,505
Adjusted discretionary cash flow	$7,317	$5,207	$45,319	$38,902

EBITDA is defined as net income (loss) plus interest expense, depreciation, depletion and amortization expenses, deferred income taxes and other non-cash items. Adjusted EBITDA includes all of the components of EBITDA plus Raven Drilling’s EBITDA. Accounting rules do not permit the inclusion of the net income (loss) and other components of Raven Drilling’s operations to be included in our consolidated results of operations, instead, the results of Raven Drilling’s operations are credited to the full cost pool. Accordingly, for purposes of Adjusted EBITDA, Raven Drilling’s EBITDA is added back. Adjusted EBITDA does not include approximately $12.4 million from the monetization of our gas hedges settled in the first quarter 2012, which is allowed in EBITDA for purposes of our credit facility covenants. The following table provides a reconciliation of EBITDA and Adjusted EBITDA to net income (loss) for the periods presented.

(In thousands)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Net income (loss)	$26,996	$(11,867)	$38,647	$(18,791)
Net interest expense	1,003	1,457	4,577	5,516
Income tax expense	614	—	700	310
Depreciation, depletion and amortization	7,088	6,828	26,632	23,016
Amortization of deferred financing fees	347	330	1,367	937
Stock-based compensation	452	479	2,114	2,091
Impairment	3,889	6,707	6,025	19,774
Unrealized (gain) loss on derivative contracts	(187)	1,484	(2,561)	(2,669)
Realized (gain) loss on interest derivative contract	—	—	—	214
Earnings from equity method investment	—	110	—	(2,207)
Other non-cash items	534	55	539	97
(Gain) on sale of properties	(33,377)	—	(33,377)	—
EBITDA	$7,359	$5,583	$44,663	$28,288
Raven Drilling EBITDA	885	1,034	4,890	3,729
Adjusted EBITDA	$8,244	$6,617	$49,553	$32,017

This release also includes a discussion of “adjusted net income (loss), excluding certain non-cash items,” which is a non-GAAP financial measure as defined under SEC rules. The following table provides a reconciliation of adjusted net income (loss), excluding ceiling test impairment and unrealized changes in derivative contracts and net income (loss) related to Raven Drilling, LLC capitalized to the full cost pool, to net income (loss) for the periods presented. Management believes that net income (loss) calculated in accordance with GAAP is the most directly comparable measure to adjusted net income (loss), excluding certain non-cash items.

(In thousands)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012

Net income (loss)	$26,996	$(11,867)	$38,647	$(18,791)
Impairment	3,889	6,707	6,025	19,774
Net income related to Raven Drilling	341	502	2,731	2,134
Unrealized (gain) loss on derivative contracts	(187)	1,484	(2,561)	(2,669)
(Gain) on sale of properties	(33,377)	—	(33,377)	—
Adjusted net income (loss), excluding certain non-cash items	$(2,338)	$(3,174)	$11,465	$448
Adjusted net income (loss), excluding certain non-cash items, per share – basic	$(0.03)	$(0.03)	$0.12	$0.01
Net income (loss) per share – basic	$0.29	$(0.13)	$0.42	$(0.20)